Filed Pursuant to Rule 424(b)(3)
Registration No. 333-154975

TNP STRATEGIC RETAIL TRUST, INC.

SUPPLEMENT NO. 4 DATED JUNE 15, 2012

TO THE PROSPECTUS DATED APRIL 10, 2012

This document supplements, and should be read in conjunction with, our prospectus dated April 10, 2012, relating to our offering of up to $1,100,000,000 in shares of our common stock, as supplemented by Supplement No. 2 dated April 27, 2012 and Supplement No. 3 dated May 21, 2012. Terms used and not otherwise defined in this Supplement No. 4 have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 4 is to disclose:

•	the status of our public offering;

•	a correction to our previously disclosed net tangible book value per share;

•	the refinancing of certain existing mortgage loans under our credit agreement with KeyBank National Association;

•	an update to the section of our prospectus entitled “Prior Performance Summary—Adverse Business Developments;” and

•	updated prior performance tables.

Status of Our Public Offering

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on August 7, 2009. As of June 11, 2012, we had accepted investors’ subscriptions for and issued 10,015,527 shares of our common stock in our initial public offering, including 191,915 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of $99,500,433. As of June 11, 2012, approximately 90,138,887 shares of our common stock remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan.

On June 15, 2012, we filed a registration statement on Form S-11 with the SEC to register a following-on public offering of up to $900,000,000 in shares of our common stock. Under rules promulgated by the SEC, we may continue our initial public offering until as late as February 2013.

Net Tangible Book Value Per Share

The following disclosure supersedes and replaces in its entirety our previous disclosure regarding our net tangible book value per share as of December 31, 2011.

As of December 31, 2011, our net tangible book value was $26,919,000, and our net tangible book value per share was $4.48, compared with our primary offering price per share of $10.00 and shares sold under our distribution reinvestment plan at $9.50 per share. Net tangible book value per share is the net tangible assets of a company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees paid in connection with our initial public offering and (3) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments. Additionally, investors who purchased shares in this offering may experience further dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.

Refinancing of Mortgage Loans

KeyBank Loan

On June 13, 2012, or the closing date, we, through TNP SRT Portfolio II, LLC, or TNP SRT Portfolio II, a wholly owned subsidiary of our operating partnership, obtained a loan from KeyBank National Association, or KeyBank, in the original aggregate principal amount of $26,000,000, or the KeyBank loan, pursuant to a Loan Agreement by and between TNP SRT Portfolio II and KeyBank, or the KeyBank loan agreement, and a Promissory Note by TNP SRT Portfolio II in favor of KeyBank, or the KeyBank note. The proceeds of the KeyBank loan were used to refinance the existing mortgage loans issued under our credit agreement with KeyBank and secured by the following multitenant retail properties: (1) the property located in Florissant, Missouri commonly known as Florissant Marketplace, or the Florissant property; (2) the property located in Knoxville, Tennessee commonly known as the Shops at Turkey Creek, or the Turkey Creek property; (3) the property located in Arlington, Texas commonly known as Ensenada Square, or the Ensenada property; (4) the property located in Fontana, California commonly known as Morningside Marketplace, or the Morningside property; and (5) the property located in Chester, South Carolina commonly known as Cochran Bypass, or the Bi-Lo property. We collectively refer to the foregoing properties as the “refinanced properties.”

The entire unpaid principal balance of the KeyBank loan and all accrued and unpaid interest thereon is due and payable in full on July 1, 2019, or the maturity date. The KeyBank loan bears interest at a rate of 5.10% per annum, or the base interest rate. After the occurrence of and during the continuance of any event of default under the KeyBank loan agreement, the KeyBank note, or any of the other documents related to the KeyBank loan, which we collectively refer to as the “KeyBank loan documents,” the KeyBank loan will bear interest at an annual rate equal to the lesser of 5.0% above the base interest rate or the maximum interest rate permitted by law. If any amount payable under the KeyBank loan is not received by KeyBank by close of business on the fifth day after the date on which it was due, TNP SRT Portfolio II will pay to KeyBank a late charge in an amount equal to the lesser of (1) 5.0% of such amount and (2) the maximum amount permitted by applicable law. The payment of such a late charge will be in addition to, and will not constitute a waiver or limitation of, any event of default under the KeyBank loan documents and any rights or remedies of KeyBank under the KeyBank loan documents. On the closing date, TNP SRT Portfolio II made an initial interest-only payment to KeyBank of approximately $66,300. On the first day of each month during the term of the KeyBank loan, commencing in August 2012, TNP SRT Portfolio II will make a monthly debt service payment in an amount equal to $141,166.94, with such monthly payment to be applied first to the payment of interest and then toward the reduction of the outstanding principal balance of the KeyBank loan.

In connection with the KeyBank loan, TNP SRT Portfolio II established and will maintain a separate banking account, or the lockbox account, into which all rents and other related payments attributable to the refinanced properties will be deposited during the term of the KeyBank loan. All amounts on deposit in the lockbox account will be transferred on a daily basis to a segregated banking account under the sole control of KeyBank, or the KeyBank cash management account. Pursuant to the KeyBank loan agreement, TNP SRT Portfolio II’s obligations to make the monthly debt service payments on the KeyBank loan will be deemed satisfied to the extent sufficient funds to satisfy the monthly debt service payment obligations are deposited in the KeyBank cash management account on the dates such payments are due. TNP SRT Portfolio II will also pay the monthly interest-only debt service payment due under the Mezzanine loan (as discussed below) to KeyBank.

TNP SRT Portfolio II may not prepay the KeyBank loan, in whole or in part, during the period from the closing date through August 1, 2014. During the period from August 2, 2014 through April 1, 2019, TNP SRT Portfolio II may prepay the outstanding principal balance of the KeyBank loan and all accrued and unpaid interest thereon and all other sums due under the KeyBank loan documents, in whole, but not in part, provided that (1) no event of default exists at the time of prepayment, (2) TNP SRT Portfolio gives written notice to KeyBank no more than 60 and not less than 30 days before the prepayment date indicated in the written notice, (3) the prepayment is accompanied by an amount equal to the greater of (A) 1.0% of the outstanding principal balance of the KeyBank loan as of the prepayment date and (B) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest on the KeyBank loan from the prepayment date through the maturity date determined by discounting such payments at the rate that, when compounded monthly, is equivalent to the Treasury Rate (as defined in the KeyBank note) when compounded semi-annually, less the amount of principal being prepaid, and (4) on the prepayment date Mezzanine borrower (as discussed below) simultaneously prepays the entire outstanding principal balance of the Mezzanine loan and all accrued interest and other sums due thereunder. During the period from April 2, 2019 through the maturity date, TNP SRT Portfolio II may prepay the entire outstanding principal balance of the KeyBank loan, and all accrued and unpaid interest thereon, and all other sums due under the KeyBank loan documents, in whole, but not in part, without a prepayment penalty, provided that (1) no event of default exists at the time of prepayment and (2) TNP SRT Portfolio II gives written notice to KeyBank no more than 60 and not less than 30 days before the prepayment date indicated in the written notice.

TNP SRT Portfolio II’s obligations under the KeyBank loan are secured by (1) a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing in favor of KeyBank with respect to the Bi-Lo property, (2) a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing in favor of KeyBank with respect to the Ensenada property, the Morningside property, the Turkey Creek property and the Florissant property, (3) an Assignment of Leases and Rents by TNP SRT Portfolio II in favor of KeyBank with respect to each refinanced property, and (4) an Assignment of Management Agreement and Subordination of Management Fees by TNP SRT Portfolio II in favor of KeyBank with respect to the property management agreement for each refinanced property.

We have agreed to absolutely and unconditionally guarantee the full payment and performance of any loss, damage, cost, expense or liability incurred by KeyBank (including attorneys’ fees and expenses and other collection and litigation expenses) arising out of or in connection with, among other things (1) fraud or willful misrepresentation by us, TNP SRT Portfolio II or any of its affiliates, (2) the gross negligence or willful misconduct of us, TNP SRT Portfolio II or any of our respective affiliates, agents or employees, (3) material physical waste of the refinanced properties (or any portion thereof), (4) the removal or disposal of any portion of the refinanced properties in violation of the terms of the KeyBank loan documents, and (5) any failure by TNP SRT Portfolio II to comply with certain of the representations, warranties, covenants and agreements set forth in the KeyBank loan agreement. In addition, we have agreed to guarantee the full payment of all amounts due under the KeyBank note and all other obligations or indebtedness arising under the KeyBank loan documents under certain circumstances, including but not limited to, in the event that TNP SRT Portfolio II (1) makes an assignment for the benefit of creditors, admits its insolvency or inability to pays its debts as they come due or files, consents to, or acquiesces in a petition for bankruptcy, insolvency, dissolution or liquidation, (2) fails to make the first full monthly debt service payment when it is due, or (3) fails to maintain its status as a special purpose entity as required pursuant to the KeyBank loan agreement or fails to satisfy certain other representations, warranties and covenants in the KeyBank loan agreement.

Pursuant to an Environmental Indemnity Agreement, or the KeyBank environmental indemnity, we and TNP SRT Portfolio II, or the environmental indemnitors, have collectively agreed, at our sole cost and expense, to defend, indemnify and hold KeyBank and certain of its affiliates, collectively referred to as the indemnified parties, harmless from any and all losses, damages, costs, fees, expenses, suits, judgments, liabilities, debts, diminutions in value, fines, penalties and amounts paid in settlement incurred by or asserted against any KeyBank indemnified parties and directly or indirectly arising out of or relating to, among other things, any of the following: (1) any presence of any hazardous substances (as defined in the KeyBank environmental indemnity) in, on, above, or under the refinanced properties; (2) any past, present or threatened release of hazardous substances in, on, above, under or from the refinanced properties; (3) any activity by environmental indemnitors, any person affiliated with environmental indemnitors, and any tenant or other user of the refinanced properties in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the refinanced properties of any hazardous substances at any time located in, under, on or above the refinanced properties; (4) any activity by environmental indemnitors, any person affiliated with environmental indemnitors, and any tenant or other user of the refinanced properties in connection with any actual or proposed remediation of any hazardous substances at any time located in, under, on or above the refinanced properties, whether or not such remediation is voluntary or pursuant to court or administrative order; (5) any past, present or threatened non-compliance with or violations of any environmental laws (as defined in the KeyBank environmental indemnity) in connection with the refinanced properties or operations thereon and (6) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to the KeyBank environmental indemnity, the KeyBank loan agreement or any other KeyBank loan document.

Pursuant to the KeyBank loan agreement, TNP SRT Portfolio II acknowledges and agrees that KeyBank may (1) sell all or any portion of the KeyBank loan and the KeyBank loan documents or issue one or more participations therein, or (2) consummate one or more private or public securitizations of rated single- or multi-class securities secured by or evidencing ownership interests in all or any portion of the KeyBank loan and the KeyBank loan documents or a pool of assets that include the KeyBank loan and the KeyBank loan documents. Any such sale, participation and/or securitization is referred to herein as a “securitization.” In connection with any securitization, we and TNP SRT Portfolio II have each agreed (1) to the extent not already required to be provided under the KeyBank loan agreement, to use reasonable efforts to provide information which may be reasonably required by KeyBank and take other actions reasonably required by KeyBank, in each case in order to satisfy the market standards to which KeyBank customarily adheres or which may be reasonably required by prospective investors and/or rating agencies, (2) at TNP SRT Portfolio II’s or our sole cost and expense, to cooperate with KeyBank’s efforts to arrange for a securitization in accordance with the market standards to which KeyBank customarily adheres and/or which may be required by prospective investors and/or rating agencies, (3) to review the portions of any disclosure document relating to a securitization which relate to TNP SRT Portfolio II or us, and confirm that such portions do not contain any untrue statement of a material fact or omit to state any material fact, and (4) provide KeyBank with any financial statements, or financial, statistical or operating information as KeyBank may determine is required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other legal requirements in connection with any private placement memorandum, prospectus or other disclosure documents or any filing in connection with a securitization. TNP SRT Portfolio II agrees to make or agree to, upon KeyBank’s written request, any structural or other changes to the KeyBank loan, modifications to any KeyBank loan documents or creation of additional mezzanine loans (including the formation of additional mezzanine borrowers); provided, however, that in making or agreeing to any of the foregoing TNP SRT Portfolio II will not be required to modify (1) the weighted average interest initially payable on the KeyBank loan, the stated maturity date of the KeyBank loan or any other material economic term of the KeyBank loan, or (2) decrease any time period which TNP SRT Portfolio II is permitted to perform its obligations under the KeyBank loan documents. All reasonable third party costs and expenses incurred by TNP SRT Portfolio II or us in connection with compliance with any requests made by KeyBank in connection with any securitization will be paid by TNP SRT Portfolio II.

Mezzanine Loan

On the closing date, we, through TNP SRT Portfolio II Holdings, LLC, or the Mezzanine borrower, a wholly owned subsidiary of our operating partnership and the sole owner of 100% of the membership interests in TNP SRT Portfolio II, obtained a loan from KeyBank in the original principal amount of $2,000,000, or the Mezzanine loan, pursuant to a Loan Agreement by and between Mezzanine borrower and KeyBank, or the Mezzanine loan agreement, and a Promissory Note by Mezzanine borrower in favor of KeyBank, or the Mezzanine note. The proceeds of the Mezzanine loan were used to refinance the existing mortgage loans issued under our credit agreement with KeyBank and secured by the refinanced properties.

The entire unpaid principal balance of the Mezzanine loan and all accrued and unpaid interest thereon is due and payable in full on the July 1, 2019 maturity date. From the closing date through January 1, 2013, or the anticipated repayment date, the Mezzanine loan bears interest at a rate of 10.0% per annum, or the Mezzanine base interest rate. From the anticipated repayment date through the maturity date, the Mezzanine loan bears interest at a rate of 15.0% per annum. After the occurrence of and during the continuance of any event of default under the Mezzanine loan agreement, the Mezzanine note or any of the other documents related to the Mezzanine loan, which we collectively refer to as the Mezzanine loan documents, the Mezzanine loan will bear interest at an annual rate equal to the lesser of 5.0% above the Mezzanine base interest rate or the maximum interest rate permitted by law. If any amount payable under the Mezzanine loan is not received by KeyBank by close of business on the fifth day after the date on which it was due, Mezzanine borrower will pay to KeyBank a late charge in an amount equal to the lesser of (1) 5.0% of such amount and (2) the maximum amount permitted by applicable law. The payment of such a late charge will be in addition to, and will not constitute a waiver or limitation of, any event of default under the Mezzanine loan documents and any rights or remedies of KeyBank under the Mezzanine loan documents. On the first day of each month during the term of the Mezzanine loan, commencing in August 2012, the Mezzanine borrower will make a monthly interest-only debt service payment computed in accordance with the Mezzanine base interest rate.

Prior to the anticipated repayment date, Mezzanine borrower may prepay the outstanding principal balance of the Mezzanine loan, and all accrued and unpaid interest thereon, in whole or in part, without a prepayment penalty, provided that (1) no event of default exists at the time of prepayment, (2) Mezzanine borrower gives written notice to KeyBank not less than 10 days before the prepayment date indicated in the written notice and (3) if a partial prepayment, the prepayment results in, as of the anticipated repayment date, either (A) the Mezzanine loan being repaid in full or (B) the outstanding principal balance of the Mezzanine loan equaling or exceeding $500,000. Following the anticipated repayment date, Mezzanine borrower may prepay the entire outstanding principal balance of the Mezzanine loan, and all accrued and unpaid interest thereon, in whole, but not in part, provided that (1) no event of default exists at the time of prepayment, (2) Mezzanine borrower gives written notice to KeyBank no more than 60 and not less than 30 days before the prepayment date indicated in the written notice, and (3) the prepayment is accompanied by a prepayment premium payment calculated in accordance with the Mezzanine note.

Mezzanine borrower’s obligations under the Mezzanine loan are secured by (1) a Pledge and Security Agreement by Mezzanine borrower for the benefit of KeyBank, pursuant to which Mezzanine borrower pledged, granted and assigned to KeyBank a first priority and continuing lien on, and first priority security interest in, all of Mezzanine borrower’s right, title, ownership, and other interests in and to 100% of the membership interests of TNP SRT Portfolio II, and (2) a Subordination of Management Agreement by Mezzanine borrower and TNP SRT Portfolio II in favor of KeyBank with respect to the property management agreement for each refinanced property.

We have agreed to absolutely and unconditionally guarantee the full payment and performance of all payments due under the Mezzanine note and any other obligations or indebtedness arising under the Mezzanine loan documents.

Pursuant to an Environmental Indemnity Agreement, we and the Mezzanine borrower have collectively agreed, at our sole cost and expense, to defend, indemnify and hold KeyBank and certain of its affiliates harmless from certain environmental liabilities relating to the refinanced properties (such liabilities are described in detail above with respect to the KeyBank environmental indemnity).

Update to “Prior Performance Summary—Adverse Business Developments”

The following disclosure supersedes and replaces in its entirety the disclosure in the section of our prospectus entitled “Prior Performance Summary—Adverse Business Developments.”

The recent global financial crisis and economic recession contributed to a decline in rental rates and property values and deteriorated property operating fundamentals. These economic trends had an adverse impact upon certain of the TNP prior programs.

In May 2008, Bruin Fund, L.P. acquired Oakwood Tower, an office property located in Dallas, Texas, and One Lee Park West, an office property located in Dallas, Texas, for an aggregate purchase price, including closing costs, of approximately $14,000,000. In June 2010, Bruin Fund, L.P. defaulted on its outstanding mortgage loan obligations of approximately $9,000,000 and on August 4, 2010 the lender foreclosed on the Oakwood Tower and One Lee Park West properties. The investors in Bruin Fund, L.P. lost the full amount of their investment.

In each of April and May 2012, each of TNP 2008 Participating Notes Program, LLC and TNP Profit Participation Program, LLC, failed to timely make their monthly interest payments to investors; however, such payments were subsequently made in May and June 2012, respectively. In addition, as of the date hereof, these programs have not made timely payments as of the latest payment date for each such program. TNP 12% Notes Program, LLC has also failed to timely make the most recent quarterly interest payment to investors. If these programs fail to make the required payments to investors, the programs may be in default pursuant to the terms of such programs and the payment of the outstanding indebtedness on these programs may be accelerated. For additional information on the aggregate principal amount outstanding on each program, see Table III (Compensation to Sponsor) included in Appendix A to our prospectus. These programs intend to make future interest payment and/or principal payments timely; however, there is no assurance that such programs will be able to make such future payments timely or at all.

Updated Prior Performance Tables

The Prior Performance Tables appearing as Appendix A to our prospectus are superseded and replaced in their entirety by the Prior Performance Tables set forth as Exhibit A to this Supplement.

EXHIBIT A

APPENDIX A:

PRIOR PERFORMANCE TABLES OF THOMPSON NATIONAL PROPERTIES, LLC

The following prior performance tables provide information relating to the real estate investment programs sponsored by Thompson National Properties, LLC and its affiliates, collectively referred to herein as “TNP prior programs.” These programs were not prior programs of TNP Strategic Retail Trust, Inc. Thompson National Properties and its affiliates provide commercial real estate services, which focus on identifying and developing institutional quality real estate products and programs for individual and institutional investors. Each individual TNP prior program has its own specific investment objectives; however, the general investment objectives common to all TNP prior programs include providing investors with (1) exposure to investment in real estate as an asset class and (2) current income. Accordingly, each of the TNP prior programs has similar investment objectives to those of TNP Strategic Retail Trust, Inc.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2011.

Table I, which summarizes the experience of the sponsor in raising and investing funds in connection with the TNP prior programs that have closed in the most recent three years, is included herein.

Table II, which includes information regarding compensation paid to the sponsor in connection with the TNP prior programs that have closed in the most recent three years, is included herein.

Table III, which presents information regarding the operating results of the TNP prior programs that have closed in the most recent five years, is included herein.

Table IV, which presents information regarding the operating results of TNP prior programs which have completed operations (no longer hold properties) in the most recent five years, is included herein.

Table V, which includes information on the sale or disposition of properties in connection with the TNP prior programs within the most recent three years, is included herein.

Additional information relating to the acquisition of properties by TNP prior programs is contained in Table VI, which is included in Part II of the registration statement which TNP Strategic Retail Trust, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I presents information showing the experience of Thompson National Properties, LLC and its affiliates in raising and investing funds for TNP prior programs that closed during the three years ended December 31, 2011. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2011.

	Bruin Fund L.P.(1)	TNP 12% Notes Program, LLC(2)	TNP 2008 Participating Notes Program, LLC(3)
Dollar Amount Offered	$250,000,000	$21,600,000	$30,000,000
Dollar Amount Raised	3,950,000	21,599,537	26,199,903
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	—	1,385,665	1,803,573
Organizational Expenses(4)	168,022	166,193	787,497
Other	—	—	—
Reserves	1,342	—	—
Percent Available for Investment	96%	93%	90%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	52,232	—	19,192
Cash Down Payment	3,828,375	—	978,515
Acquisition Fees(5)	224,625	—	585,537
Other	—	—	—

Total Acquisition Costs	$4,105,232	$—	$1,583,243
Percent Leveraged	68%	N/A	88%
Date Offering Began	3/3/2008	6/10/2008	12/9/2008
Length of Offering (in Months)	26	19	15
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	1	15	15

Notes to Table I

(1)	Bruin Fund, L.P.’s two property assets were foreclosed upon by a lender effective August 4, 2010.
(2)	Amounts herein pertain to offering proceeds raised and do not include any properties acquired through reinvested amounts.
(3)	Acquisition cost amounts are costs paid by investors to purchase properties. Investors in this program receive interest at a specified rate annually for their investment.
(4)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(5)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

	TNP 6700 Santa Monica Blvd., DST(1)	TNP Irving Square DST	TNP 121 S. MLK DST	TNP Titan Plaza Fund	Thompson/Morgan Baton Rouge I, DST(2)
Dollar Amount Offered	$16,570,000	$5,080,000	$7,880,000	$4,250,000	$21,200,000
Dollar Amount Raised	16,570,000	5,080,000	7,880,000	4,250,000	20,985,800
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	1,122,162	338,931	515,751	57,050	1,445,387
Organizational Expenses(3)	909,292	187,439	367,733	22,140	1,171,722
Other	—	—	—	—	—
Reserves	—	—	—	—	—
Percent Available for Investment	88%	90%	89%	98%	88%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	601,792	18,727	456,123	340,499	1,896,727
Cash Down Payment	278,296	3,900,000	3,350,956	2,680,000	14,190,000
Acquisition Fees(4)	1,365,980 (1)	300,000	500,955	137,837	—
Other	—	—	—	—	—

Total Acquisition Costs	$2,246,067	$4,218,727	$4,308,033	$3,158,336	$16,086,727
Percent Leveraged	91%	N/A	60%	51%	61%
Date Offering Began	4/2/2009	5/14/2010	7/12/2010	9/10/2010	6/11/2009
Length of Offering (in Months)	15	9	10	14	13
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	13	8	8	8	11

Notes to Table I

(1)

Acquisition costs represent the amount paid by the tenant-in-common or DST investors to acquire interest in the property. Acquisition fee includes $800,000 in acquisition fees paid to TNP Property Manager in part for its negotiations of the purchase price reduction as noted in supplements no. 3 and 4 of the program’s private placement memorandum.

(2)	This program is a joint venture partnership between Thompson National Properties, LLC and Morgan Group of Companies.
(3)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(4)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

	Thompson/Post Ladera Palms, DST(1)	Thompson/Post Regal Crossing, DST(1)
Dollar Amount Offered	$7,450,000	$4,700,000
Dollar Amount Raised	7,450,000	4,700,000
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	502,450	300,591
Organizational Expenses(2)	342,218	209,045
Other	—	—
Reserves	—	—
Percent Available for Investment	89%	89%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	1,551,405	602,223
Cash Down Payment	3,350,000	2,750,000
Acquisition Fees(3)	924,000	600,000
Other	—	—
Total Acquisition Costs	$5,825,405	$3,952,223
Percent Leveraged	71%	65%
Date Offering Began	12/3/2010	3/31/2011
Length of Offering (in Months)	6	3
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	4	3

Notes to Table I

(1)	This program is a joint venture partnership between Thompson National Properties, LLC and Post Investment Group, Inc.
(2)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(3)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Table II provides a summary of the amount and type of compensation paid to Thompson National Properties and its affiliates related to TNP prior programs that have conducted offerings which closed during the three years ended December 31, 2011. Also included is a summary of the amount and types of compensation paid to Thompson National Properties and its affiliates related to all other TNP prior programs the offerings of which did not close during the three years ended December 31, 2011 presented on an aggregate basis. All amounts shown are as of December 31, 2011.

	Bruin Fund, L.P. (Oakwood & One Lee Park)(5)	TNP 12% Notes Program, LLC	TNP 2008 Participating Notes Program, LLC	TNP 6700 Santa Monica Blvd., DST		Thompson/ Morgan Baton Rouge I, DST(6)
Date Offering Commenced	3/3/2008	6/10/2008	12/9/2008	4/2/2009		6/11/2009
Dollar Amount Raised	$3,950,000	$21,599,537	$26,199,903	$16,570,000		$20,985,800

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees(1)	$—	$—	$—	$414,250		$444,185
Acquisition Fees
Real Estate Commissions	$—	$—	$—	$—		$—
Advisory Fees(2)	$224,625	$—	$400,137	$1,365,980	(3)	$—
Other	$—	$—	$—	$—		$—

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$2,478,673	$—	$2,619,554	$10,507,330		$—
Amount Paid to Sponsor from Operations:
Property Management Fees	$66,811	$—	$145,620	$92,827		$—
Partnership Management Fees(4)	$34,333	$—	$130,008	$112,716		$—
Reimbursements	$—	$—	$—	$—		$—
Leasing Commissions	$25,370	$—	$52,515	$—		$—
Other	$2,296	$—	$193,181	$8,183		$—
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	$—	$—	$—	$—		$—
Notes	$—	$—	$—	$—		$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	$—	$—	$—	$—		$—
Incentive Fees	$—	$—	$—	$—		$—
Other	$—	$—	$—	$—		$—

(1)	Amounts primarily pertain to organization and offering expenses pertaining to the program.
(2)	Amounts primarily pertain to advisory fees related to acquisition of property for the program.
(3)

Amount includes $800,000 in acquisition fees paid to TNP Property Manager for its part in negotiating purchase price reduction as noted in supplements no. 3 and 4 of the program’s private placement memorandum.

(4)	Amounts primarily pertain to asset management fees.
(5)	Bruin Fund, L.P.’s property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.
(6)	Asset and Property management fees and other related operations amounts managed by controlling entity—Morgan Multi-Family Property Manager LLC.

	TNP Irving Square, DST	TNP 121 S. Martin Luther King Blvd., DST	TNP Titan Bldg, Plaza Fund	Thompson/ Post Ladera Palms, DST	Thompson/ Post Regal Crossing, DST	TNP Prior Programs Not Closed (4)

Date Offering Commenced	5/14/2010	7/12/2010	9/10/2010	12/3/2010	3/31/2011	N/A
Dollar Amount Raised	$5,080,000	$7,880,000	$4,250,000	7,450,000	4,700,000	22,770,729
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees(1)	117,722	197,000	8,895	90,993	58,750	520,485
Acquisition Fees
Real Estate Commissions	—	—	—	—	—	—
Advisory Fees(2)	300,000	500,955	137,837	924,000	600,000	1,780,656
Other	—	—	—	—	—	—
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	1,411,340	2,906,788	2,039,224	—	—	4,235,646
Amount Paid to Sponsor from Operations:
Property Management Fees	16,010	34,135	83,933	—	—	153,851
Partnership Management Fees(3)	4	—	—	—	—	531,167
Reimbursements	—	—	—	—	—	—
Leasing Commissions	—	—	53,014	—	—	351,592
Other	5,512	5,480	6,534	488	—	7,851
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—	—	—	—
Notes	—	—	—	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—	—	—	—
Incentive Fees	—	—	—	—	—	—
Other	—	—	—	—	—	—

(1)	Amounts primarily pertain to organization and offering expenses pertaining to the program.
(2)	Amounts primarily pertain to advisory fees related to acquisition of property for the program.
(3)	Amounts primarily pertain to asset management fees.
(4)

Three TNP prior programs which did not close during the three years ended December 31, 2011, including TNP Vulture Fund VIII, LLC, TNP 1265 NW Waterhouse Avenue, DST, AND Thompson/Post Canyons at West 45th Avenue, DST, presented on an aggregate basis.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAM

(UNAUDITED)

Table III sets forth the annual operating results of TNP prior programs that closed during the five years ended December 31, 2011.

	Bruin Fund, L.P.
	Year Ended December 31,
	2008(1)	2009	2010(2)	2011(2)
Gross Revenues	$1,419,066	$1,568,697	$595,299	$—
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(3)	1,226,177	5,075,406	916,036	8,144
Interest Expense	484,848	1,193,192	278,529	—
Depreciation & Amortization(4)	876,057	1,237,193	(3,041,274)	—

Net Income (Loss)—GAAP basis(5)	$(1,168,016)	$(5,937,094)	$2,442,008	$(8,144)

Taxable Income (Loss):
—from operations	(1,168,016)	(5,937,094)	2,442,008	(8,144)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(6)	(500,614)	(4,715,811)	(677,460)	(530)
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	(500,614)	(4,715,811)	(677,460)	(530)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	—
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(500,614)	(4,715,811)	(677,460)	(530)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(500,614)	$(4,715,811)	$(677,460)	$(530)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	(295.70)	(1,503.06)	618.23	(2.06)
—from recapture	—	—	—	—
Capital Gain (Loss)(7)	—	—	830.74	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	—
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	—
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				0%

Notes to Table III

(1)	Operating results pertain to the period from March 3, 2008 (inception) to December 31, 2008.
(2)

Operating results pertain to the period from January 1, 2010 to August 4, 2010. Lender foreclosed on the properties held by Bruin Fund, L.P. effective August 4, 2010. Year-end 2011 figures reflect write-off balances resulting from prior year foreclosure.

(3)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(4)	Depreciation and amortization expense includes write-offs and loan relief pertaining to a lender’s foreclosure on the properties owned by Bruin Fund, L.P. effective August 4, 2010.
(5)	The partnership maintains its books on a GAAP basis.
(6)	Cash generated from operations generally includes net income plus any non-cash adjustments such as accrued rent income, accounts receivable and accounts payable.
(7)

Capital gain pertains to proceeds and cost adjustments related to a lender’s foreclosure on the properties held by Bruin Fund, L.P. effective August 4, 2010. The gain resulted from an impairment charge applied in 2009. The charge taken lowered the fair market value of the asset compared to loan balance.

	TNP 12% Notes Program, LLC(4)
	Year Ended December 31,
	2008	2009	2010		2011
Gross Revenues	$332,557	$2,049,096		$2,365,561	$2,354,662
Profit on Sale of Properties	—	—		—	—
Less: Operating Expenses(1)	936	39,431		146,750	22,884
Interest Expense	493,324	2,854,050		3,399,888	2,976,021
Depreciation & Amortization	—	128		—	—

Net Income (Loss)—GAAP basis(2)	$(161,703)	$(844,513)		$(1,181,077)	$(644,243)

Taxable Income (Loss):
—from operations	(161,703)	(844,513)		(1,181,077)	(644,243)
—from gain on sale	—	—		—	—
Cash Generated:
—from operations(3)	131,249	13,502		8	(28,211)
—from sales	—	—		—	—
—from refinancing	—	—		—	—

Cash Generated From Operations, Sales & Refinancing	131,249	13,502		8	(28,211)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—		—(5)	—(5)
—from sales and refinancing	—	—		—	—
—from other	—	—		—	—

Cash Generated (Deficiency) after Cash Distributions	131,249	13,502		8	(28,211)
Less: Special Items (not including Sales & Refinancing)	—	—		—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$131,249	$13,502		$8	$(28,211)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$	—(5)	$(5)
—from recapture	—	—		—	—
Capital Gain (Loss)	—	—		—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—		—(5)	—(5)
—Return of Capital	—	—		—	—
Sources (on Cash basis)
—Sales	—	—		—	—
—Refinancing	—	—		—	—
—Operations	—	—		—	—
—Other	—	—		—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table					0%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, accounts receivable and accounts payable.
(4)	This program’s offering began on June 10, 2008. This program’s offering closed on January 6, 2010 and the program is still in operation.
(5)	Investors in this program receive interest at a specified rate annually that is included in interest expense. As a result, tax and distribution data per $1,000 invested is not applicable.

	TNP 2008 Participating Notes Program, LLC(4)
	Year Ended December 31,
	2008(5)	2009	2010		2011
Gross Revenues	$4	$2,104,176		$4,963,915		$6,086,000
Profit on Sale of Properties	—	—		—		—
Less: Operating Expenses(1)	—	1,365,113		4,129,158		3,209,000
Interest Expense	150	2,181,221		4,452,141		4,595,000
Depreciation & Amortization	—	1,032,390		516,493		1,465,000

Net Income (Loss)—GAAP basis(2)	$(146)	$(2,474,548)		$(4,133,877)		$(3,183,000)

Taxable Income (Loss):
—from operations	(146)	(2,474,548)		(4,133,877)		(3,183,000)
—from gain on sale	—	—		—		—
Cash Generated:
—from operations(3)	496,504	2,279,473		588,322		171,000
—from sales	—	—		—		—
—from refinancing	—	—		—		—

Cash Generated From Operations, Sales & Refinancing	496,504	2,279,473		588,322		171,000
Less: Cash Distributions to Investors:
—from operating cash flow	—	—		—(6)		—(6)
—from sales and refinancing	—	—		—		—
—from other	—	—		—		—

Cash Generated (Deficiency) after Cash Distributions	496,504	2,279,473		588,322		171,000
Less: Special Items (not including Sales & Refinancing)	—	—		—		—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$496,504	$2,279,473		$588,322		$171,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$	—(6)	$	—(6)
—from recapture	—	—		—		—
Capital Gain (Loss)	—	—		—		—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—		—(6)		—(6)
—Return of Capital	—	—		—		—
Sources (on Cash basis)
—Sales	—	—		—		—
—Refinancing	—	—		—		—
—Operations	—	—		—		—
—Other	—	—		—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table						0%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program’s offering began on December 9, 2008. This program’s offering closed on March 22, 2010 and the program is still in operation.
(5)	Operating results reflect activity from the commencement of the program’s offering on December 9, 2008 through December, 31, 2008.
(6)	Investors in this program receive interest at a specified rate annually that is included in interest expense. As a result, tax and distribution data per $1,000 invested is not applicable.

	TNP 6700 Santa Monica Boulevard, DST(4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$67,761	$3,481,017	$3,573,925	$3,421,789
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(1)	59,638	1,179,603	556,025	556,966
Interest Expense	13,939	1,614,177	1,650,002	1,421,334
Depreciation & Amortization	—	997,800	1,027,891	1,001,866

Net Income (Loss)—GAAP basis(2)	$(5,816)	$(310,563)	$340,007	$441,623

Taxable Income (Loss):
—from operations	(5,816)	(310,563)	340,007	441,623
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(3)	0	8,269,413	(5,987,019)	1,313,997
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	0	8,269,413	(5,987,019)	1,313,997
Less: Cash Distributions to Investors:
—from operating cash flow	—	8,071,832	(6,009,533)	1,310,825
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	0	197,581	22,574	3,172
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	0	$197,581	$22,514	$3,172

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)	$—	—	—	26.65
—from operations	—	(18.74)	20.52	—
—from recapture	—	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	487.14	(362.68)	79.11
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	487.14	(362.68)	79.11
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program’s offering began in December 2008 and the initial investment was received on April 2, 2009. This program’s offering closed on June 21, 2010 and the program is still in operation.

	Thompson/Morgan Baton Rouge I, DST(4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$1,626,390	$3,563,293	$3,537,142
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(1)	—	135,858	432,191	434,836
Interest Expense	—	1,436,686	2,698,212	2,341,584
Depreciation & Amortization	—	—	4,390,134	4,390,134

Net Income (Loss)—GAAP basis(2)	$—	$53,846	$(3,957,244)	$(3,629,413)

Taxable Income (Loss):
—from operations	—	53,846	(3,957,244)	(3,629,413)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(3)	—	4,334	690	102
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	4.334	690	102
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	—
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	4,334	690	102
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$4,334	$690	$102

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)	$—	$2.57	$(188.57)	$(172.95)
—from operations	—	—	—	—
—from recapture	—	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	—
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	—
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity which is managed by a third party. Operating results reflect activity upon acquisition
June 10, 2009. 2009 Operating results reflect partial activity through October 31, 2009 only. November and December 2009 operating results are not available.

	Thompson/Post Ladera Palms, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$—	$6,637,214
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	—	6,049,978
Interest Expense	—	—	—	665,065
Depreciation & Amortization	—	—	—	644,006

Net Income (Loss)—GAAP basis (2)	$—	$—	$—	$(721,835)

Taxable Income (Loss):
—from operations	—	—	—	(721,835)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	—	613,561
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	—	613,561
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	578,696
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	—	34,865
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$—	$34,865

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$—	$(96.89)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	77.68
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	77.68
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity and 3rd party managed. Operating results reflect activity upon acquisition January 21, 2011.

	THOMPSON/POST REGAL CROSSING, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$—	$640,816
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	—	747,239
Interest Expense	—	—	—	244,143
Depreciation & Amortization	—	—	—	152,691

Net Income (Loss)—GAAP basis (2)	$—	$—	$—	$(503,257)

Taxable Income (Loss):
—from operations	—	—	—	(503,257)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	—	242,349
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	—	242,349
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	187,383
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	—	54,966
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$—	$54,966

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$—	$(107.08)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	39.87
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	39.87
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity and 3rd party managed. Operating results reflect activity upon acquisition June 3, 2011.

	TNP Irving Square, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$222,049	$388,832
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	417,003	39,472
Interest Expense	—	—	—	—
Depreciation & Amortization	—	—	149,125	180,268

Net Income (Loss)—GAAP basis (2)	$—	$—	$(344,079)	$169,092

Taxable Income (Loss):
—from operations	—	—	(344,079)	169,092
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	207,747	372,325
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	207,747	375,325
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	204,453	373,719
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	3,294	1,606
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$3,294	$1,606

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(67.73)	$33.79
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	40.25	73.57
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	40.25	73.57
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period May 4, 2010 to December 31, 2010.

	TNP Titan Plaza Fund, LLC (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$626,765	$1,293,905
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	712,034	934,635
Interest Expense	—	—	85,762	335,692
Depreciation & Amortization	—	—	253,306	927,198

Net Income (Loss)—GAAP basis (2)	$—	$—	$(424,337)	$(903,620)

Taxable Income (Loss):
—from operations	—	—	(424,337)	(903,620)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	320,710	257,046
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	320,710	257,046
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	6,736	197,700
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	313,974	59,346
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$313,974	$59,346

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(99.84)	$(212.62)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	1.58	46.52
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	1.58	46.52
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period October 1, 2010 to December 31, 2010.

	TNP 121 S. Martin Luther King Blvd., DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$365,036	$1,019,953
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	341,847	10,385
Interest Expense	—	—	339,898	586,450
Depreciation & Amortization	—	—	283,920	602,504

Net Income (Loss)—GAAP basis (2)	$—	$—	$(600,629)	$(179,386)

Taxable Income (Loss):
—from operations	—	—	(600,629)	(179,386)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	289,065	622,096
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	289,065	622,096
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	235,145	620,689
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	35,920	1,407
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$35,920	$1,407

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(76.22)	$(22.76)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	32.13	78.77
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	32.13	78.77
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period July 12, 2010 to December 31, 2010.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

Table IV presents information regarding the operating results of TNP prior programs that have completed operations (no longer hold properties) during the five years ended December 31, 2011. All amounts presented are as of December 31, 2011.

Program Name	Bruin Fund, L.P. (Oakwood Tower/One Lee Park)
Dollar Amount Raised	$3,950,000
Number of Properties Purchased	2
Date of Closing of Offering	05/09/10
Date of First Sale of Property(1)	N/A
Date of Final Sale of Property(1)	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$618.23
—from recapture	—
Capital gain (loss)(2)	830.74
Deferred gain
—Capital	—
—Ordinary	—
Cash Distributions to Investors
Sources (on GAAP basis)(3)
—Investment Income	—
—Return of Capital	—
Sources (on cash basis)
—Sales	—
—Refinancing	—
—Operations	—
—Other	—
Receivable on Net Purchase Money Financing	—

Notes to Table IV

(1)	Bruin Fund, L.P.’s two property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.
(2)

Capital gain pertains to proceeds and cost adjustments related to property foreclosure by the lender effective August 4, 2010. The gain resulted from an impairment charge applied in 2009. The charge taken lowered the fair market value of the asset compared to loan balance.

(3)	Bruin Fund, L.P. maintains its books on a GAAP basis.

TABLE V

RESULTS OF SALES OR DISPOSITIONS OF PROPERTIES (UNAUDITED)

Table V sets forth summary information on the results of the sale or disposals of properties since December 31, 2008 by TNP prior programs. All amounts are through December 31, 2011.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			(Deficiency) Excess of Property
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements, Closing and Soft Cost	Total	Operating Cash Receipts Over Cash Expenditures
Bruin Fund, L.P.
(Oakwood Tower and One Lee Park West)(1)	5/12/2008	8/4/2010	$—	$9,150,511	$—	$—	$9,150,511	$10,287,825	$4,479,515	$14,767,340	$(326,644)

Notes to Table V

(1)	Bruin Fund, L.P.’s two property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.